UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2006

UNITED DOMINION REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado  80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 12, 2006, United Dominion Realty Trust, Inc., (the “Company”), entered into an Indenture, dated October 12, 2006, with U.S. Bank National Association, as the Trustee (the “Indenture”), relating to the Company’s 3.625% convertible senior notes dues 2011.  For a brief description of the material terms of the Indenture, please see Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.  For additional information regarding the offering of the notes, see the information provided under Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01. A copy of the Indenture is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2006, the Company issued $250 million aggregate principal amount of convertible senior notes due 2011 with a coupon of 3.625%.  An additional $37.5 million aggregate principal amount of convertible senior notes due 2011 may be purchased, at the option of the initial purchasers (the “Initial Purchasers”) named in the Purchase Agreement dated October 5, 2006 (the “Purchase Agreement”), among the Company and the Initial Purchasers, within 13 days of the date of the Purchase Agreement.  Interest on the notes is payable semi-annually in arrears on March 15 and September 15 of each year beginning March 15, 2007.  The notes mature on September 15, 2011, unless repurchased, redeemed or converted in accordance with their terms prior to such date.

The notes are senior unsecured obligations of the Company.  The net proceeds from the offering are intended to be used to repay outstanding indebtedness under the Company’s $500 million unsecured revolving credit facility, to pay the cost of a capped call transaction (which is described in more detail under Item 3.02 below) or for other general corporate purposes.

Prior to July 15, 2011, upon the occurrence of specified events, the notes will be convertible at the option of the holder into cash and, in certain circumstances, shares of the Company’s common stock at an initial conversion rate of 26.6326 shares per $1,000 principal amount of notes (which equates to an initial conversion price of approximately $37.55 per share).  On or after July 15, 2011, the notes will be convertible at any time prior to the close of business on the second business day prior to maturity at the option of the holder into cash and, in certain circumstances, shares of the Company’s common stock at the above initial conversion rate.  The initial conversion rate is subject to adjustment in certain circumstances.

The notes will not be redeemable at the option of the Company, except to preserve the status of the Company as a real estate investment trust.

If the Company undergoes certain change in control transactions, note holders may require the Company to repurchase all or a portion of their notes at a purchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Subject to the terms of the Indenture and the notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal amount or any redemption price or repurchase price due with respect to the notes, when the same becomes due and payable, (ii) a default in payment of any interest (including additional interest, if any) under the notes, which default continues for 30 days, and (iii) a default in the payment of principal when due on certain other indebtedness of the Company, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes to be due and payable immediately.  Upon certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its significant subsidiaries, the principal amount of the notes and the accrued and unpaid interest (including additional interest, if any) on the outstanding notes will automatically become due and payable.

The notes have been sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933.

The Indenture is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided above under Item 2.03 regarding the issuance of the Company’s 3.625% convertible senior notes due 2011 and the shares of the Company’s common stock issuable upon conversion of the notes at an initial conversion rate of 26.6326 shares per $1,000 principal amount of notes (which equates to an initial conversion price of approximately $37.55 per share), is incorporated into this Item 3.02 by reference.

The Company’s 3.625% convertible senior notes due 2011 were sold to the Initial Purchasers in reliance on Section 4 (2) of the Securities Act of 1933 (the “Act”).  The Purchase Agreement contemplates the resale of the notes by the Initial Purchasers to qualified institutional buyers in accordance with Rule 144A under the Act.  The exemptions under Section 4 (2) and Rule 144A of the Act are, in part, based upon the representations of the Initial Purchasers in the Purchase Agreement that, among other things, each of the Initial Purchasers is a “qualified institutional buyer” as defined by Rule 144A under the Act and that the Initial Purchasers will offer and sell the notes only to persons whom they, or their agents, reasonably believe are qualified institutional buyers. The Initial Purchasers purchased the notes from the Company for an aggregate purchase price of $244,687,500, or 97.875% of the aggregate principal amount of the notes. The aggregate offering price for the notes was $246,875,000, or 98.75% of the aggregate principal amount of the notes.  The aggregate underwriting discount for the notes was $2,187,500, or 0.875% of the aggregate principal amount of the notes.  The Initial Purchasers have the option to purchase up to an additional $37.5 million in principal amount of notes within 13 days of the date of the Purchase Agreement.

In connection with the sale of the notes, the Company entered into a registration rights agreement, dated October 12, 2006, with the Initial Purchasers.  Under the registration rights agreement, the Company agreed to file with the Securities and Exchange Commission within 90 days of the date on which the notes are first issued a shelf registration statement, or otherwise make a shelf registration statement available, for the resale of the notes and the common shares issuable upon conversion of the notes.  The Company is further obligated to use its reasonable best efforts to cause the shelf registration statement to become effective under the Act within 180 days after the date on which the notes are first issued.  If the Company fails to comply with certain of its obligations under the registration rights agreement, it will be required to pay additional interest to holders of the notes under specified circumstances.  A copy of the registration rights agreement is attached hereto as Exhibit 4.1.

In connection with the offering of the notes, the Company also entered into a capped call transaction with respect to its common stock with JPMorgan Chase Bank, National Association, London Branch, an affiliate of one of the Initial Purchasers.  The capped call transaction covers, subject to anti-dilution adjustments similar to those contained in the notes, approximately 6,658,150 shares of our common stock.  The Company intends to use approximately $12.6 million of the net proceeds from the offering of the notes to pay the cost of the capped call transaction.  If the Initial Purchasers exercise their over-allotment option to purchase additional notes, the Company will use a portion of the net proceeds from the sale of the additional notes to enter into an additional capped call transaction.

The capped call transaction is expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of the Company’s common stock, as measured under the terms of the capped call transaction, at the time of exercise is greater than the strike price of the capped call transaction, which corresponds to the initial conversion price of the notes and is subject to certain adjustments similar to those contained in the notes.  If, however, the market value per share of the Company’s common stock exceeds the cap price of the capped call transaction, as measured under the terms of the capped call transaction, the dilution mitigation under the capped call transaction will be limited, which means that there would be dilution to the extent that the then market value per share of the Company’s common stock exceeds the cap price of the capped call transaction.

The capped call transaction is a separate contract entered into by the Company with JPMorgan Chase Bank and is not part of the terms of the notes and will not affect the holders’ rights under the notes.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement dated October 12, 2006, among the Company and the Initial Purchasers.

4.2	Form of 3.625% Convertible Senior Note due 2011 (included as Exhibit A to Exhibit 10.1).

10.1	Indenture dated October 12, 2006, between United Dominion Realty Trust, Inc. and U.S. Bank National Association, as the Trustee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: October 12, 2006	/s/ David L. Messenger
David L. Messenger
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement dated October 12, 2006, among the Company and the Initial Purchasers.

4.2	Form of 3.625% Convertible Senior Note due 2011 (included as Exhibit A to Exhibit 10.1).

10.1	Indenture dated October 12, 2006, between United Dominion Realty Trust, Inc. and U.S. Bank National Association, as the Trustee.